AMENDMENT TO THE
ADVISORS SERIES TRUST
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated as of the 13th day of June, 2018, to the Fund Administration Servicing Agreement, dated as of June 8, 2006, as amended (the "Agreement"), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the "Trust") and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into a Fund Administration Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Pzena International Small Cap Value Fund; and

WHEREAS, Section 10 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit HH is hereby superseded and replaced with Amended Exhibit HH attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess                                                                                                               By: /s/ Dana L. Armour

Printed Name: Douglas G. Hess                                                                                                  Printed Name: Dana L. Armour

Title:     President                                                                                                                           Title: Executive Vice President

Amended Exhibit HH to the Advisors Series Trust Fund Administration
Servicing Agreement

Name of Series	Date Added
Pzena Mid Cap Value Fund	On or after March 20, 2014
Pzena Emerging Markets Value Fund	On or after March 20, 2014
Pzena Long/Short Value Fund	On or after March 20, 2014
Pzena Small Cap Value Fund	On or after March 9, 2016
Pzena International Small Cap Value Fund	On or after June 13, 2018

Multiple Series Trust FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO COMPLIANCE, AND CHIEF COMPLIANCE OFFICER (CCO) SERVICES FEE SCHEDULE at March, 2014
Annual Fee Based Upon Average Net Assets Per Fund*
        [   ]  basis points on the first $[   ]
        [   ]  basis points on the next $[   ]
        [   ]  basis points on the balance above $[   ]
Minimum annual fee:  $[   ]  per fund (normally $[   ]  per fund)
▪ Additional fee of $[   ]  for each additional class
▪ Additional fee of $[   ]  per manager/sub-advisor per fund
Services Included in Annual Fee Per Fund
▪ Daily Performance Reporting
▪ Advisor Information Source Web Portal
▪ USBFS Legal Administration (e.g., registration statement update)
Section 15(c) Reporting
▪ $[   ] /fund per report – first class
▪ $[   ] /additional class report
CCO Annual Fees (Per Advisor Relationship/Fund)*
▪ $[   ]  /fund (normally $[   ]  per fund)
▪ $[   ]  / sub-advisor per fund
Out-Of-Pocket Expenses
Including but not limited to pricing services, corporate action services, fair value pricing services, factor services, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR filing, retention of records, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), conversion expenses (if necessary), and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.
Additional Services
Available but not included above are the following services – Daily compliance testing (Charles River), Section 15(c) reporting, equity attribution, electronic Board materials, and additional services mutually agreed upon.
*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Adviser's Signature not required as fees are not changing; only the Pzena International Small Cap Value Fund is being added.